Exhibit 99.1

Organovo Announces Pre-Release Availability of 3D Liver Contract Services

04/29/2014

SAN DIEGO, April 29, 2014 /PRNewswire/ — Organovo Holdings, Inc. (NYSE MKT: ONVO) (“Organovo”), a three-dimensional biology company focused on delivering breakthrough 3D bioprinting technology, today announced that it has initiated contracting for toxicity testing using its 3D Human Liver Tissue for selected clients prior to full release.

Organovo’s Chairman and Chief Executive Officer, Keith Murphy, commented “Organovo has received interest in advance of our planned launch from top 15 pharma company customers, small to midsize pharma companies, biotechnology companies, and private venture capital backed pharmaceutical development firms. The compelling data already generated on the performance of the 3D Human Liver Tissue has driven this interest, we believe, and I’m pleased that our team was able in a short time to accomplish all of the hard work that allowed us to begin signing contracts. We’ll be able to deliver results for proprietary compounds and other needs, while completing the work for fuller product and service launch on our original timeline.”

Organovo is making 3D Human Liver Tissue technology available to clients who have specific testing needs in their preclinical drug discovery programs. The company has begun signing research service contracts and is in discussions with additional customers for near-term needs, in a limited initial release of this service. Customers with needs in a research setting that align with the preliminary offering will be able to engage in the coming months, with fuller testing services including metabolic function to be offered over time. All testing will be performed at Organovo’s facility by the Company’s laboratory services tissue experts.

The Company believes that its 3D Human Liver tissue model represents a new and novel approach to the drug discovery and development process, providing significant added value to preclinical assessment studies. The long lasting viability and function of the tissue allows for extended study durations in vitro, enabling the assessment of the effects of low dose or repeated dosing regimens across a spectrum of biochemical, molecular, and histologic end points.

For more information or to discuss specific study requirements, clients can contact us at sales@organovo.com.

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The Company is collaborating with pharmaceutical and academic partners to develop human biological disease models in three dimensions. These 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the market acceptance of the Company’s products; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our prospectus supplement filed with the SEC on November 27, 2013 and our transition report on Form 10-KT filed with the SEC on May 24, 2013 as well as our other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Investor Contact, Barry Michaels, Chief Financial Officer, 858-224-1000, ext. 3, IR@organovo.com, or Gerry Amato, Booke & Company Investor Relations, admin@bookeandco.com; Media Contact, Mike Renard, EVP, Commercial Operations, 858-224-1006, mrenard@organovo.com